EXHIBIT 10 (VI)

               AMENDMENT TO STOCK OPTION AGREEMENT

     THIS AMENDMENT, dated as of November 8, 1994, to the Stock Option Agreement dated as of November 13, 1989 (the "Option Agreement") between Investors Title Company, a North Carolina corporation (the "Corporation"), and _____________, an employee of the Company (the "Employee").

                       W I T N E S S E T H:

     The Option Agreement shall be amended as follows:

     1.   By deleting in its entirety Article IV of the Option
Agreement and inserting in lieu thereof the following:

                            ARTICLE IV
                        METHOD OF EXERCISE

     The option granted hereunder shall be exercised by written notice directed to the Corporation at its principal place of business. The purchase price of any shares purchased shall be paid in full in cash or by check payable to the order of the Corporation or by shares of Common Stock of the Corporation or by a combination of cash, check, or shares of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their fair market value as of the day of delivery. Fair market value shall mean the closing sales price per share of the Corporation's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, on the day preceding the day of delivery (or the most recent trading day preceding the day of delivery).

     2.   By deleting in its entirety Article VI of the Option
Agreement and inserting in lieu thereof the following:

                            ARTICLE VI
                     RESTRICTION ON TRANSFER

     The Employee recognizes that the Option and the shares of Common Stock issuable upon its exercise have not been registered under the Securities Act of 1933 or under the securities laws of any state. The Employee acknowledges that under present federal securities regulations, he will be required to hold any shares purchased pursuant to exercise of the Option for a period of not less than two years following full payment for said shares and that thereafter the shares may be sold only in compliance with Rule 144 of the Securities and Exchange Commission. The Employee further acknowledges that, notwithstanding registration, if, at the time of exercise of the Option, he is deemed an "affiliate" of the Company as defined in said Rule 144, any shares

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     purchased thereunder will nevertheless be subject to sale
     only in compliance with Rule 144 (but without any holding period), and that the Company shall take such action as it deems necessary or appropriate to assure such compliance, including placing restrictive legends on certificates evidencing such shares and delivering stop transfer instructions to the Company's transfer agent.

     3. By inserting the following as a new Article VII of the Option Agreement:


                           ARTICLE VII
                         TAX CONSEQUENCES

     The Employee acknowledges that, upon any exercise of the Option, he will recognize ordinary income for income tax purposes (generally in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price paid therefor) and the Corporation will be entitled to a corresponding deduction. Consequently, the Employee agrees that he will pay, or make arrangements to pay, to the Corporation an amount equal to any income and other taxes that the Corporation is required to withhold as a result of his exercise of the Option. If for any reason such payment or arrangement to pay is not made, the Corporation shall be entitled to withhold, from other sums payable to the Employee, the amount of such income and other taxes.

Except as amended hereby, the Option Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment is executed by the Company and the Employee as of November 9, 1994.

                                    INVESTORS TITLE COMPANY


                                    By: ________________________
                                        J. Allen Fine, President


                                        ________________________
                                        _____________, Employee
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